EXHIBIT 99.1

Circle Star Energy Appoints Jeff Johnson as CEO

HOUSTON, TX – (MARKETWIRE – November 7, 2011) – Circle Star Energy Corp. (OTCBB: CRCL) (the “Company”) is pleased to announce the appointment of Mr. S. Jeffrey Johnson, a director and Chairman of the board of directors to the position of Chief Executive Officer effective October 11, 2011.

Mr. Johnson was the founder, Chairman and CEO of Cano Petroleum, Inc. from 2004-2011, initially an OTC listed company which moved to the NYSE/Amex in 2005. Mr. Johnson was CEO of Scope Operating Company from 1998-2004 and was the founder and CEO of Acumen Resources, Inc. from 1993-1998. From 1989-1993, he was Vice President of Touchstone Capital. Mr. Johnson is the managing member of High Plains Oil, LAC (“High Plains”), a private oil and gas company he founded in April 2011. He currently serves on the Advisory Board of Planet Resource Recovery, an OER service company and on the Board of Directors of Yam (Young Men Moving), a non-profit organization established to mentor young men who may not have positive male role models in their daily life. Mr. Johnson also previously served on the NYSE/Amex Listed Company Counsel. Mr. Johnson is 46 years of age and has served as a director on the Board of the Company since June 16, 2011 and as Chairman of the Board of the Company since July 6, 2011.

In related news, on October 11, 2011 the Company accepted Mr. David Brow’s resignation as President and appointed Mr. Johnson as CEO of the Company. Mr. Brow will continue to serve on the Board and will continue to be the Secretary of the Company and he is working closely with Mr. Johnson to facilitate an orderly transition of his responsibilities.

Company CEO Jeff Johnson comments, “I am delighted to have been asked to serve and to lead the Company forward. We anticipate a lot of work ahead, which is a welcome sign of a Company that has plenty to achieve. We are looking forward to diligently investigating several potential opportunities aimed at increasing our asset portfolio and industry profile as soon as possible.”

Further details regarding the Company, its appointments, finances and agreements are filed as part of the Company’s continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934, as amended, filed with the Securities and Exchange Commission’s EDGAR database.

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future and there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Such forward-looking statements include, among other things, the potential for new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with new business opportunities and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information please contact:
Circle Star Energy Corp.
919 Milam Street, Suite 2300,
Houston, Texas 77002
Phone: +1 713-651-0060
Email: info@circlestarenergy.com

Source: Circle Star Energy Corp.